UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2018

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 19, 2018, William H. Wallace tendered his resignation as Vice President – Operations of the Company. Mr. Wallace’s resignation is effective September 19, 2018. There was no disagreement or dispute between Mr. Wallace and the Company which led to his resignation.

(c) On September 19, 2018, the Board of Directors of Abraxas, appointed Mr. Kenneth W. Johnson, currently Abraxas’ Regional Operations Manager, as the new Vice President – Operations. Mr. Johnson is a tenured member of Abraxas’ management team and has managed various operations at Abraxas and its predecessor companies since 2000. Prior to joining Abraxas, Mr. Johnson served as a consultant to various operators in supervisory and operations management roles across the United States including the Mid-Continent, Rockies, and Gulf Coast regions.

Item 7.01 Regulation FD Disclosure

On September 20, 2018, the Company issued a press release announcing the resignation and appointment of officers. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

99.1	News Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ G. William Krog, Jr.

G. William Krog, Jr.

Vice President, Chief Accounting Officer

Dated: September 21, 2018